Exhibit 3.1

                           FLORIDA DEPARTMENT OF STATE
                                Katherine Harris
                               Secretary of State


February 2, 2000

Zebersky & Giulianti, P.A.
Plantation West, Suite 408
8751 West Broward Blvd.
Plantation, FL 33324



Re: Document Number 546003

The Articles of Amendment to the Articles of Incorporation of FIRST AID SELECT, INC. which changed its name to FIRST AID DIRECT, INC., a Florida corporation, were filed on January 24, 2000.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Louise Flemming-Jackson
Corporate Specialist Supervisor
Division of Corporations                             Letter Number: 700A00005060

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF


--------------------------------------------------------------------------------

                             FIRST AID SELECT, INC.
--------------------------------------------------------------------------------
                                 (present name)


Pursuant to the provisions of section 607.1006 Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)



         ARTICLE I Shall be amended to reflect the change of name from FIRST AID SELECT, INC. to FIRST AID DIRECT INC.












SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption:     Dec. 22, 1999

FOURTH: Adoption of Amendment(s) (CHECK ONE)

         | | The Amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

         | | The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                           "The number of votes cast for the amendment(s) was/were sufficient for approval by
                           ________________________________________________
                                            voting group

         |X| The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

         | | The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

         Signed this 22 day of December, 1999.

Signature X____________________________________________________________________
             (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)

                                 ROBERT SUSSMAN
                              ---------------------
                              Typed or printed name

                             CEO/SECRETARY/DIRECTOR
                             ----------------------
                                      Title

                              Articles of Amendment

A special meeting of the Board of Directors of Rehabilitation Institute of South Florida, Inc. was held at the principal offices of the corporation at 9:30 am on August 5, 1997 at 4691 N. University Drive, Suite 365, Coral Springs, FL 33067. Norman Moskowitz, being the sole member of the Board of Directors. The amendment was adopted by the shareholders on August 5, 1997.

         Mr. Moskowitz adopted the following resolutions:

         RESOLVED, that the name is changed to First Aid Select, Inc. and that an Amendment to the Articles of Incorporation shall be filed with the Secretary of State to reflect the name change.

         RESOLVED, that the address of the Corporation be changed to 10211 NW 53rd Street, Sunrise, FL 33351 and that an Amendment to the Articles of Incorporation shall be filed with the Secretary of State to reflect the address change.

         RESOLVED, that Mr. Scott Siegel is elected as Chairman and Secretary and Mr. Jeff Godels is elected as President.

         RESOLVED, that Mr. Moskowitz has resigned as an officer and director of the corporation and that an Amended Corporate Annual Report will be filed with State of Florida.





The vote was unanimous

There being no further business to come before the Board, the meeting was adjourned.



/s/ Norman Moskowitz
----------------------
Norman Mokowitz


/s/ Scott Siegel
----------------------
Scott Siegel
Chairman of Board

                            ARTICLES OF INCORPORATION

                                       OF

                    REHABILITATION INSTITUTE OF SOUTH FLORIDA


ARTICLE I NAME

         The name of this corporation is
                           REHABILITATION INSTITUTE OF SOUTH FLORIDA, INC.

ARTICLE II - BEGINNING OF CORPORATE EXISTENCE

         The existence of this corporation shall commence on the 19th day of July, 1977; provided that if such day be unauthorized under law, then on the earliest day allowable pursuant to florida law for the commencement of corporate existence.

ARTICLE III - PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE IV - CAPITAL STOCK

         This corporation is authorized to issue 1,000 shares of One ($1.00) dollar par value common stock.

ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation and the name of the initial registered agent of this corporation at such address are as follows:

         Registered Agent                 Street Address of Registered Office

         NORMAN MOSKOWITZ, M.D.           2100 E. Hallandale Beach Blvd.,
                                          Hallandale, Florida 33009

ARTICLE VI - INITIAL BOARD OF DIRECTORS


         This corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the by-laws but shall never be less than one. The initial director of this corporation shall be the incorporator named below.

ARTICLE VII - INCORPORATOR

         The name and address of the person signing these articles is:

                             Norman Moskowitz, M.D.
                         2100 E. Hallandale Beach Blvd.
                            Hallandale, Florida 33009

ARTICLE VIII - INDEMNIFICATION

         The corporation shall indemnify all officers and directors, and former officers and directors to the full extent permitted by law as the law now exists or may be amended hereafter.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 19 day of July, 1977.


                                                 Norman Moskowitz
                                                 ------------------------------
                                                 NORMAN MOSKOWITZ, Incorporator


STATE OF FLORIDA

COUNTY OF BROWARD

         Before me, a notary public authorized to take acknowledgements in the state and county set forth above, personally appeared NORMAN MOSKOWITZ, known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those articles of incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 19th days of July, 1977.


                                                Olivia E. McCreary
                                                -------------------------------
                                                Notary Public, State of Florida



My Commission Expires:




------------------------



                                        3